Exhibit 99.1

Independent Accountant’s Report

Board of Directors of

NTS Realty Holdings Limited Partnership

Louisville, KY

We have audited the accompanying Statement of Revenue in Excess of Certain Expenses (the “Historical Summary”) of Lakes Edge Apartments (“the Property”) for the year ended December 31, 2009.  This Historical Summary is the responsibility of the Property’s management.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A dated February 25, 2011 of NTS Realty Holdings Limited Partnership) as described in Note 2, and is not intended to be a complete presentation of Lakes Edge revenue and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenue in excess of certain expenses described in Note 2 of the Historical Summary of the Property for the year ended December 31, 2009 in conformity with U.S. generally accepted accounting principles.

/s/ BKD, LLP

Louisville, Kentucky
February 25, 2011

Lakes Edge

Statements of Revenue in Excess of Certain Expenses

	Year Ended December 31, 2009	Nine Months Ended September 30, 2010
		(unaudited)

Revenue:
Rent and other	$3,832,156	$2,931,871

Certain expenses:
Operating expenses	1,005,248	717,618
Real estate taxes and insurance	678,273	508,705

Revenue in excess of certain expenses	$2,148,635	$1,705,548

See accompanying notes to Statements of Revenue in Excess of Certain Expenses

Lakes Edge

Notes to Statements of Revenue in Excess of Certain Expenses

(1)           Property Acquired

On December 22, 2010, NTS Realty Holdings Limited Partnership (“NTS Realty”) acquired Lakes Edge Apartments (“Lakes Edge”), a 362-unit multifamily property located in Sanford, Florida.

(2)           Basis of Presentation

The Statements of Revenue in Excess of Certain Expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of NTS Realty dated February 25, 2011 and are not intended to be a complete presentation of Lakes Edge revenue and expenses.

The Statements of Revenue in Excess of Certain Expenses are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  The Statements of Revenue in Excess of Certain Expenses are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in our future operations have been excluded.  Expenses excluded consist of management fees, interest, depreciation and amortization and other expenses not directly related to future operations.

The Statement of Revenue in Excess of Certain Expenses for the nine months ended September 30, 2010 and related footnote disclosures are unaudited. In the opinion of management, this Unaudited Statement of Revenue in Excess of Certain Expenses reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature. Interim results are not necessarily indicative of results for annual periods.

(3)           Summary of Significant Accounting Policies

Revenue Recognition

Multifamily units are rented under lease agreements with terms of one year or less.  Rental income is recognized on a straight-line basis over the terms of the leases.  Rental income is recognized when earned. Revenue recognized is exclusive of items that may not be comparable to future operations.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of revenue and certain expenses during the reporting periods to prepare the Statements of Revenue in Excess of Certain Expenses in conformity with U.S. generally accepted accounting principles.  Actual results could differ from these estimates.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred while significant improvements, renovations and replacements are capitalized.

Advertising

All advertising costs are expensed as incurred and reported on the Statements of Revenue and Certain Expenses within the line item Operating Expenses. For the year ended December 31, 2009, advertising expenses were approximately $48,000. For the unaudited nine months ended September 30, 2010, advertising expenses were approximately $32,000.

(4)           Subsequent Events

We have evaluated subsequent events for recognition and disclosure through February 25, 2011, the date the accompanying Statements of Revenue in Excess of Certain Expenses were issued.

PRO FORMA CONSOLIDATED BALANCE SHEET

The accompanying unaudited Pro Forma Consolidated Balance Sheet of NTS Realty is presented as if Lakes Edge had been acquired on September 30, 2010.  The unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009 and nine months ended September 30, 2010, as well as the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2009 and filed March 29, 2010 and Form 10-Q for the nine months ended September 30, 2010 and filed November 4, 2010.  In management’s opinion, all adjustments necessary to reflect the acquisition have been made.  The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transaction had been consummated at September 30, 2010, nor does it purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Pro Forma Consolidated Balance Sheet

September 30, 2010

(unaudited)

	Historical Amounts (A)	Lakes Edge (B)	Pro Forma Amounts
ASSETS:
Cash and equivalents	$3,324,645	$(800,000)	$2,524,645
Cash and equivalents - restricted	6,589,588	(3,634,638)	2,954,950
Accounts receivable, net	1,590,847	-	1,590,847
Notes receivable	1,000,000	-	1,000,000
Land, buildings and amenities, net	280,267,021	37,075,000	317,342,021
Investments in and advances to tenants in common	2,742,872	-	2,742,872
Other assets	4,020,851	142,223	4,163,074

Total assets	$299,535,824	$32,782,585	$332,318,409

LIABILITIES:
Mortgages and notes payable	$233,638,892	$32,608,219	$266,247,111
Accounts payable and accrued expenses	2,630,989	-	2,630,989
Accounts payable and accrued expenses due to affiliate	648,268	-	648,268
Distributions payable	569,038	-	569,038
Security deposits	869,067	47,552	916,619
Other liabilities	5,254,995	13,075	5,268,070

Total liabilities	243,611,249	32,668,846	276,280,095

COMMITMENTS AND CONTINGENCIES

EQUITY:
Partners’ Equity	51,553,221	113,739	51,666,960
Noncontrolling interests	4,371,354	-	4,371,354

Total equity	55,924,575	113,739	56,038,314

Total liabilities and partners’ equity	$299,535,824	$32,782,585	$332,318,409

The accompanying notes to pro forma consolidated balance sheet are an integral part of this statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Notes to Pro Forma Consolidated Balance Sheet

 (unaudited)

A)            Historical Amounts

Represents the unaudited consolidated balance sheet of NTS Realty Holdings Limited Partnership (“NTS Realty”) as of September 30, 2010, as contained in the historical financial statements and notes thereto filed on Form 10-Q on November 4, 2010.

B)            Pro Forma Adjustments

Lakes Edge

Represents the acquisition of Lakes Edge Apartments for a purchase price of approximately $37.1 million.  The unaudited Pro Forma Consolidated Balance Sheet reflects the financing of the acquisition using borrowings of approximately $32.7 million, with maturities beginning in April, 2011.  The remainder of the transaction was financed using working capital and the proceeds from our sale of the Sears office building.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The accompanying unaudited Pro Forma Consolidated Statements of Operations of NTS Realty for the year ended December 31, 2009 and nine months ended September 30, 2010 are presented as if Lakes Edge had been acquired on January 1, 2009.  The unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2009 and filed March 29, 2010 and Form 10-Q for the nine months ended September 30, 2010 and filed November 4, 2010.  The following unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been for the year ending December 31, 2009 and nine months ended September 30, 2010, assuming the above transaction had been consummated on January 1, 2009, nor do they purport to represent the results of operation for any future period of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2009

(unaudited)

	Historical Amounts (A)	Lakes Edge (B)	Pro Forma Amounts
REVENUE:
Rental income	$42,730,803	$3,832,156	$46,562,959
Tenant reimbursements	1,787,103	-	1,787,103

Total revenue	44,517,906	3,832,156	48,350,062

EXPENSES:
Operating expenses	10,719,216	1,320,569	12,039,785
Operating expenses reimbursed to affiliate	4,852,879	-	4,852,879
Management fees	2,205,739	191,608	2,397,347
Property taxes and insurance	6,494,311	678,273	7,172,584
Professional and administrative expenses	1,112,431	-	1,112,431
Professional and administrative expenses reimbursed to affiliate	1,594,785	-	1,594,785
Depreciation and amortization	17,304,344	2,095,669	19,400,013

Total operating expenses	44,283,705	4,286,119	48,569,824

OPERATING INCOME (LOSS)	234,201	(453,963)	(219,762)

Interest and other income	293,462	-	293,462
Interest expense	(16,191,885)	(1,022,690)	(17,214,575)
Loss on disposal of assets	(207,482)	-	(207,482)
Loss from investments in tenants in common	(2,137,128)	-	(2,137,128)

CONSOLIDATED LOSS FROM CONTINUING OPERATIONS	(18,008,832)	(1,476,653)	(19,485,485)

Net loss attributable to noncontrolling interests	(491,553)	-	(491,553)

Loss from continuing operations	$(17,517,279)	$(1,476,653)	$(18,993,932)

Loss from continuing operations allocated to limited partners	$(16,417,534)	$(1,383,947)	$(17,801,481)

Loss from continuing operations per limited partnership unit	$(1.54)	$(0.13)	$(1.67)

Number of limited partnership interests	10,666,269	10,666,269	10,666,269

The accompanying notes to pro forma consolidated statements of operations are an integral part of this statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Pro Forma Consolidated Statements of Operations

For the Nine Months Ended September 30, 2010

(unaudited)

	Historical Amounts (A)	Lakes Edge (B)	Pro Forma Amounts
REVENUE:
Rental income	$34,192,983	$2,931,871	$37,124,854
Tenant reimbursements	1,472,515	-	1,472,515

Total revenue	35,665,498	2,931,871	38,597,369

EXPENSES:
Operating expenses	9,789,810	717,618	10,507,428
Operating expenses reimbursed to affiliate	3,912,702	-	3,912,702
Management fees	1,757,477	146,594	1,904,071
Property taxes and insurance	4,693,526	508,705	5,202,231
Professional and administrative expenses	603,789	-	603,789
Professional and administrative expenses reimbursed to affiliate	1,237,682	-	1,237,682
Depreciation and amortization	13,547,913	1,571,752	15,119,665

Total operating expenses	35,542,899	2,944,669	38,487,568

OPERATING INCOME (LOSS)	122,599	(12,798)	109,801

Interest and other income	115,435	-	115,435
Interest expense	(9,663,818)	(767,017)	(10,430,835)
Loss on disposal of assets	(146,528)	-	(146,528)
Loss from investments in tenants in common	(1,432,075)	-	(1,432,075)

CONSOLIDATED LOSS FROM CONTINUING OPERATIONS	(11,004,387)	(779,815)	(11,784,202)

Net loss attributable to noncontrolling interest	(823,519)	-	(823,519)

Loss from continuing operations	$(10,180,868)	$(779,815)	$(10,960,683)

Loss from continuing operations allocated to limited partners	$(9,541,707)	$(730,857)	$(10,272,564)

Loss from continuing operations per limited partnership unit	$(0.89)	$(0.07)	$(0.96)

Number of limited partnership interests	10,666,269	10,666,269	10,666,269

The accompanying notes to pro forma consolidated statements of operations are an integral part of this statement

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

Notes to Pro Forma Consolidated Statements of Operations

(unaudited)

A)            Historical Amounts

Represents the historical consolidated statement of operations of NTS Realty Holdings Limited Partnership (“NTS Realty”) for the year ended December 31, 2009, as contained in the historical financial statements and notes thereto as filed on Form 10-K, and for the nine months ended September 30, 2010 as contained in the unaudited historical financial statements and notes thereto as filed on Form 10-Q.

B)            Pro Forma Adjustments

Lakes Edge

Represents the pro forma revenue and expenses for the year ended December 31, 2009 and nine months ended September 30, 2010 attributable to the acquisition of Lakes Edge Apartments (“Lakes Edge”) as if the acquisition had occurred on January 1, 2009 and includes the prior owners’ operating results through September 30, 2010.  The unaudited Pro Forma Statement of Operations reflects the Lakes Edge acquisition using the proceeds from our sale of the Sears office building, working capital and proceeds from financing. Management fees expensed represents the amount of fees that would have been paid under NTS Realty’s management agreement with NTS Management Company.  Interest expense is attributable to our financing of approximately $32.6 million.  The debt bears annual interest at a variable rate of LIBOR + 3.00%, requires monthly payments of interest only, and is due April 1, 2011.  Depreciation and amortization expense relates to the aggregate purchase price of approximately $37.1 million less a preliminary allocation to land of approximately $4.7 million and is calculated as follows:

	Basis	Approximate Pro Forma Depreciable Life	For the Year Ended December 31, 2009	For the Nine Months Ended September 30, 2010
ASSETS:
Building	$26,561,821	30 Years	$997,297	$747,973
Land	4,706,000		-	-
Furniture, fixtures and equipment	5,491,858	5 Years	1,098,372	823,779
In-place leases	315,321	1 Year	315,321	-

Total	$37,075,000		$2,410,990	$1,571,752